  Exhibit 5.1

November 23, 2020

PEDEVCO Corp.
575 N. Dairy Ashford
Energy Center II, Suite 210
Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel for PEDEVCO Corp., a Texas corporation (the “Company”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to an aggregate of $100,000,000 of: (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”); (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (iv) units consisting of one or more of the foregoing securities referred to in the foregoing clauses (i) through (iii), or any combination thereof (“Units” and collectively with the Common Stock, Preferred Stock, and Warrants, the “Securities”). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in the Warrant Agreement or Unit Agreement, as applicable (each, as defined below). The Securities may be issued and sold from time to time as set forth in the Registration Statement, any amendment thereto, and the base prospectus contained therein (the “Prospectus”) and any supplements thereto (each, a “Prospectus Supplement”) or term sheets to be filed pursuant to the rules and regulations promulgated under the Securities Act.

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be specified therein. The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Certificate of Formation of the Company and all amendments thereto (the “Certificate of Formation”), (ii) the Bylaws of the Company and all amendments thereto (the “Bylaws” and, together with the Certificate of Formation, the “Organizational Documents”), (iii) the Registration Statement and the Prospectus, (iv) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, and (vi) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In conducting our examination, we have assumed that each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and the legal capacity of all natural persons.

In connection with the opinions hereinafter expressed, we have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) one or more Prospectus Supplements complying with the requirements of applicable law will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement to the Prospectus; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) the issuance of the Securities will not violate the Organizational Documents of the Company then in effect or any law, regulation, government or court-imposed order, restriction, agreement or instrument then binding on the Company; (vi) at the time of the issuance of such Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, and will have the necessary corporate power; (vii) upon the issuance by the Company of any Securities that are Common Stock or Preferred Stock, the total number of shares of Common Stock and Preferred Stock issued and outstanding, respectively, will not exceed the total number of shares thereof that the Company is then authorized to issue under its Organizational Documents or reserved for issuance; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

             (i)        With respect to shares of Common Stock, when: (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, and (b) certificates representing the Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and non-assessable.

(ii)           With respect to shares of any series of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series (the “Certificate of Designation”) with the Secretary of State of the State of Texas, and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) either: (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(iii)           With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of the Company, upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(iv)           With respect to the Units, when: (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (b) one or more Unit Agreements, as may be entered into among the Company, a bank or trust company, as the Unit Agent, and the holders from time to time of the Units, is entered into in connection with the issuance of such Units and has been duly authorized and validly executed and delivered by the Unit Agent and the Company, and (c) such Units have been validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, upon payment of the consideration therefor provided for therein, such Units will be legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.           We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Texas and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of Texas, and the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.           The opinions in clause (iii) and (iv) above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP